UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 1, 2005

QUALCOMM INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-19528 (Commission File Number)	95-3685934 (IRS Employer Identification No.)

5775 Morehouse Drive, San Diego, CA (Address of principal executive offices)		92121 (Zip Code)

Registrant’s telephone number, including area code (858) 587-1121

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement

On July 1, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of QUALCOMM Incorporated (the “Company”) made adjustments to certain executive officers’ compensation to reflect their new responsibilities in accordance with the Company’s previously announced executive succession plan, which took effect on July 1, 2005.

Adjusted Annual Salaries. The Committee approved an increase in the annualized base salaries (effective July 1, 2005) of certain of the Company’s executive officers to reflect the succession plan. The Committee also approved a reduction in the annual base salary of Dr. Irwin Mark Jacobs, to reflect his revised role with the Company, having relinquished the day-to-day responsibilities as Chief Executive Officer. In his role as chairman of the board, Dr. Jacobs will remain an employee of the Company and will help guide its future strategies and direction. The table below indicates the adjusted salaries.

NAME AND POSITION	ANNUALIZED BASE SALARY

Irwin Mark Jacobs	$650,000
Chairman of the Board

Paul E. Jacobs	950,000
Chief Executive Officer

Steven R. Altman	700,000
President

Sanjay K. Jha	650,000
President, CDMA
Technologies

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALCOMM Incorporated (Registrant)
Date July 8, 2005	By:	/s/ Steven R. Altman
Steven R. Altman
President